Exhibit 95

Mine Safety Disclosure
Section 1503 of the Dodd-Frank Wall Street Reform and Consumer Protection Act requires domestic mine operators to disclose violations and orders issued under the Federal Mine Safety and Health Act of 1977 (the “Mine Act”) by the federal Mine Safety and Health Administration (“MSHA”). Under the Mine Act, an independent contractor, such as Jacobs, that performs services or construction of a mine is included within the definition of a mining operator. We do not act as the owner of any mines. Due to timing and other factors, the data may not agree with the mine data retrieval system maintained by MSHA.
The following table provides information for the quarter ended December 26, 2014.

Mine or Operating Name/MSHA Identification Number	Section 104 S&S Citations (#)	Section 104(b) Orders (#)	Section 104(d) Citations and Orders (#)	Section 110(b)(2) Violations (#)	Section 107(a) Orders (#)	Total Dollar Value of MSHA Assessments Proposed ($)	Total Number of Mining Related Fatalities (#)	Received Notice of Pattern of Violations Under Section 104(e) (yes/no)	Received Notice of Potential to Have Pattern Under Section 104(e) (yes/no)	Legal Actions Initiated During Period (#)	Legal Actions Resolved During Period (#)	Legal Actions Pending as of Last Day of Period (#)
Mine ID: 02-00024 1PL						$—		No	No		19	19
Mine ID: 02-00144 1PL						$—		No	No
Mine ID: 02-03131 1PL						$—		No	No
Mine ID: 02-00137 1PL						$—		No	No
Mine ID: 02-00150 1PL						$—		No	No
Mine ID: 26-01962 1PL						$—		No	No		2	—
Mine ID: 29-00708 1PL						$—		No	No		2
Mine ID: 29-00762 1PL						$—		No	No
Mine ID: 26-02755 1PL	2					$—					9
Mine ID: 04-00743 Y713						$—		No	No
Totals	2	—	—	—	—	$—	—	No	No	—	32	19

Notes:
(1) Jacobs intends to contest the 2 "S&S" citations assessed this quarter at Mine ID 26-02755.

(2) Of the 19 citations resolved this quarter, Jacobs successfully reduced civil penalties by over 30.00% and the "S&S" designation was removed from 3 citations.

(3) Jacobs successfully contested and vacated 4 citations this quarter.